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                                                                    EXHIBIT 16.1

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

May 14, 2002

Dear Sir/Madam:

        We have read Item 4 included in the Form 8-K dated May 15, 2002 of PCTEL, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                                   Very truly yours,

                                                   /s/ Arthur Andersen LLP
                                                   -----------------------------
                                                   ARTHUR ANDERSEN LLP

Copy to: John Schoen
         Chief Operating Officer and
         Chief Financial Officer
         PCTEL, Inc.